UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017
THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 7, 2017, the Compensation Committee of the Board of Directors of The Davey Tree Expert Company (the “Company”) amended its Management Incentive Compensation Plan (the “Plan”). The Plan provides incentive awards to senior and operations management based on annual corporate performance. The Plan allows for an award pool to participants based on corporate operating performance achieved for a given year that is at least 80% of the target as approved by the Board of Directors. The Plan also provides for additional discretionary awards, at the CEO’s request and approval by the Board of Directors. Regardless of the performance achieved, the award pool cannot exceed 15% of the Company’s operating profit dollars, unless authorized by the Board of Directors.
Under the previous plan, 10% of a participant’s award greater than $25,000 was paid in shares of the Company’s common stock and the participants could elect to receive up to 100% of their award to be paid in shares of the Company’s common stock. Under the terms of the amendment, 100% of all awards will be paid in cash. The amendment to the Plan is effective for awards to be paid in March 2018 based on operating performance for the year ending December 31, 2017.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
10.1*	Management Incentive Compensation Plan, as last amended as of December 7, 2017.
*Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul
Executive Vice President, Chief Financial Officer
and Secretary (Principal Financial Officer)
Date: December 13, 2017